As filed with the Securities and Exchange Commission on March 14, 2012

Registration No. 333-150507

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WASHINGTON MUTUAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	91-1653725
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

(Address of Principal Executive Offices) (Zip Code)

WASHINGTON MUTUAL, INC. AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

WASHINGTON MUTUAL, INC. AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

WASHINGTON MUTUAL, INC. AMENDED AND RESTATED 1994 STOCK OPTION PLAN

WAMU SAVINGS PLAN

WASHINGTON MUTUAL, INC. DEFERRED COMPENSATION PLAN

(Full Title of the Plans)

Charles Edward Smith, Esq.

Executive Vice President, General Counsel and Secretary

1201 Third Avenue, Suite 3000

Seattle, Washington 98101

(Name and Address of Agent for Service)

(206) 432-8887

(Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Eric DeJong

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101

(206) 359-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-150507 shall become effective automatically upon the date of filing in accordance with Rules 456 and 464 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

On April 29, 2008, Washington Mutual, Inc., a Washington corporation (the “Registrant” and “WMI”), filed a registration statement on Form S-8 (Registration Statement No. 333-150507) (the “Registration Statement”) with the Securities and Exchange Commission, which registered 50,000,000 shares of the Registrant’s common stock for issuance under the following plans: Washington Mutual, Inc. Amended and Restated 2003 Equity Incentive Plan, Washington Mutual, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, Washington Mutual, Inc. Amended and Restated 1994 Stock Option Plan, WAMU Savings Plan and Washington Mutual, Inc. Deferred Compensation Plan.

As previously disclosed, on September 26, 2008, WMI and WMI Investment Corp. (“WMI Investment”, and collectively with WMI, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 08-12229 (MFW)). On February 23, 2012, the Bankruptcy Court entered an order confirming the Debtors’ Seventh Amended Joint Plan of Reorganization (as amended, modified or supplemented from time to time, the “Plan”). As contemplated by the Plan, all existing securities and agreements evidencing an equity interest of the Debtors shall be cancelled as of the effective date of the Plan. Therefore, this Amendment is being filed to deregister, as of the date hereof, all securities registered but not sold under the Registration Statement and all amendments thereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description of Document
24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-150507 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 14, 2012.

WASHINGTON MUTUAL, INC.

By:	/s/ Robert J. Williams
Name: Robert J. Williams
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-150507 has been signed by the following persons in the capacities indicated below on March 14, 2012.

Signature	Title
/s/ Robert J. Williams	President
Robert J. Williams	(Principal Executive Officer)

/s/ John Maciel	Chief Financial Officer
John Maciel	(Principal Financial and Accounting Officer)

/s/ Stephen E. Frank *	Director and Chairman of the Board
Stephen E. Frank

/s/ Alan Fishman *	Director
Alan Fishman

/s/ Philip Matthews *	Director
Philip Matthews

/s/ Margaret Osmer McQuade *	Director
Margaret Osmer McQuade

/s/ Regina T. Montoya *	Director
Regina T. Montoya

/s/ Michael K. Murphy *	Director
Michael K. Murphy

/s/ William G. Reed, Jr. *	Director
William G. Reed, Jr.

/s/ Orin Smith *	Director
Orin Smith

/s/ James H. Stever *	Director
James H. Stever

*By: /s/ Charles Edward Smith
As Attorney-in-Fact under Power of Attorney effective as of March 12, 2012

EXHIBIT INDEX

Exhibit Number	Description of Document

24.1	Power of Attorney